Landec Corporation Announces Sale of Curation Foods’ Fresh Packaged Salads and Vegetables Business for $73.5 Million in Cash

Strategic sale results in a CDMO-focused company aligned with attractive growth categories and end markets
Net proceeds from the sale will be allocated towards debt pay down, resulting in significant deleveraging
Announces fiscal second quarter earnings call on January 5, 2022

SANTA MARIA, CA – December 13, 2021 - Landec Corporation (Nasdaq: LNDC) (“Landec” or the “Company”), a diversified health and wellness company focused on its growing Lifecore Biomedical (“Lifecore”) business – a fully integrated contract development and manufacturing organization (“CDMO”) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials – today announced that it has completed the sale of its Curation Food’s fresh packaged salads and vegetables business for $73.5 million in cash to Taylor Farms Retail, Inc. (“Taylor Farms”). Net proceeds from the transaction will be used to repay borrowings under the Company’s credit facility, which the Company believes will drive significant deleveraging and strengthen the Company’s financial position, allowing management to devote even greater resources and investment to Lifecore.

Dr. Albert Bolles, Chief Executive Officer of Landec Corporation, said, “Closing on this transaction today marks an important milestone in Project SWIFT – the Company’s framework for enhancing the value and performance of the Curation Foods business – and demonstrates ongoing efforts to extract value from our non-core assets and re-orient the Company around our rapidly growing Lifecore Biomedical business. We will be deploying the net proceeds from the sale directly toward debt paydown, which will reduce our balance sheet leverage and allow us to channel our resources to more fully support the growth and expansion of the Lifecore Biomedical business. While there’s more work to do, the Company is laser-focused on the business and assets that are growing at a greater rate, produce more attractive margins, and have value that is presently underappreciated. Going forward, we will maintain our continued commitment to maximize the value of our Lifecore and remaining Curation Foods businesses. We are excited about the path ahead.”

Transaction Highlights
The transaction included the sale of all of the assets exclusively associated with Curation Foods’ core fresh vegetable bag, tray, and salad businesses, including its flagship brand Eat Smart®, representing revenue of approximately $366 million in the trailing twelve month period ended August 29, 2021. The transaction does not include the Company’s avocado products or technology businesses (Yucatan Foods, O Olive Oil & Vinegar®, and patented BreatheWay® packaging technology), which the Company has retained. The Company also has agreed to provide certain customary transition services to Taylor Farms related to the Business for up to six months, in exchange for a monthly fee.

John D. Morberg, Chief Financial Officer of Landec Corporation stated, “We are pleased to complete this sale and simultaneously pay down debt by $67.9 million, net, after deducting for total transaction related costs and debt prepayment fees. This is a major step in simplifying the business and has an immediate effect of reducing our leverage ratio, which we believe will provide Landec with greater financial flexibility to achieve our long-term growth and value objectives at Lifecore.”

Curation Foods’ results of operations related to the assets sold will be reported as discontinued operations beginning in the fiscal third quarter of 2022.

William Blair & Company, L.L.C. served as financial advisor and Latham & Watkins LLP served as legal advisor to Landec.

Fiscal Second Quarter Conference Call
Landec Corporation will host a conference call to discuss fiscal 2022 second quarter financial results and implications of the transaction on January 5, 2022, including updated guidance for the go-forward business. The live webcast can be accessed via Landec’s website on the Investor Events & Presentations page. The webcast will be available for 30 days.

Date: Wednesday, January 5, 2022
Time: 2:00 p.m. Pacific time (5:00 p.m. Eastern time)
Direct Webcast link: http://ir.Landec.com/events.cfm

To participate in the conference call via telephone, dial toll-free: 1-877-407-3982 (U.S.) or 1-201-493-6780 (International). Please call the conference telephone number 5-10 minutes prior to the start time so the operator can register your name and organization. If you have any difficulty with the webcast or connecting to the call, please contact ICR at (646) 277-1263.

A replay of the call will be available through Wednesday, January 12, by calling toll-free: 1-844-512-2921 (U.S.)or 1-412-317-6671 (International), and entering code13725662.

About Landec Corporation

Landec Corporation (Nasdaq: LNDC) is a leading innovator of diversified health and wellness solutions with two operating businesses: Lifecore Biomedical, Inc. and Curation Foods, Inc. Landec designs, develops, manufactures and sells products for the biopharmaceutical and food industries. Lifecore Biomedical is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings 35 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. Curation Foods is focused on innovating and distributing plant-based foods with 100% clean ingredients to retail, club and foodservice channels throughout North America. Curation Foods brands include Yucatan® and Cabo Fresh® avocado products and O Olive Oil & Vinegar® premium artisan products. For more information about the Company, visit Landec’s website at www.landec.com.

Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the timing and expenses associated with operations, the ability of the Company to recognize the anticipated benefits of the transaction with Taylor Farms, future liabilities that may arise from the transaction with Taylor Farms, including from indemnification or retained assets, the ability of the Company to perform any remaining obligations pursuant to the transaction with Taylor Farms, the ability to successfully operate the remaining Curation Foods businesses, litigation that may arise from the transaction with Taylor Farms, the ability to achieve acceptance of the Company’s new products in the market place, weather conditions that can affect the supply and price of produce, government regulations affecting our business, the timing of regulatory approvals, uncertainties related to COVID-19 and the impact of our responses to it, the ability to successfully integrate Yucatan Foods into the Curation Foods business, and the mix between domestic and international sales. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Landec Corp. Contact Information:
Investor Relations
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com